EXHIBIT 15.1

[Letterhead of Maples and Calder]

Ctrip.com International, Ltd.

3F, Building 63-64

No. 421 Hong Cao Road

Shanghai 200233, People’s Republic of China

26 June, 2006

Dear Sirs,

Re: Ctrip.com International, Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2005, which will be filed with the Securities and Exchange Commission in the month of June 2006.

Yours faithfully,

/s/ Maples and Calder
Maples and Calder